UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2019

SYNLOGIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37566	26-1824804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Binney St., Suite 402 Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 401-9975

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SYBX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)     On June 5, 2019, Synlogic, Inc. (the “Company”) held its 2019 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, a quorum of 19,728,649 shares of the Company’s common stock, or 77.70% of the outstanding shares of common stock entitled to vote as of the record date of April 10, 2019, were present in person or represented by proxy.

(b)     The following actions were taken at the Annual Meeting:

1. The following nominees were reelected to serve on the Company’s Board of Directors as Class I directors until the Company’s 2022 annual meeting of stockholders, based on the following votes:

Nominee	Voted For	Voted Against	Votes Abstained	Broker Non-Vote
Aoife Brennan, MB, BCh, BAO, MMSC	16,323,747	13,944	800	3,390,158
Patricia Hurter, Ph.D.	16,320,791	16,900	800	3,390,158
Richard P. Shea	15,665,049	672,477	965	3,390,158

After the Annual Meeting, Peter Barrett, Edward Mathers and Michael Powell continued to serve as Class II Directors for terms that expire at the 2020 annual meeting and Chau Khuong and Nick Leschly continued to serve as Class III Directors for terms that expire at the 2021 annual meeting.

2. The selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 was ratified, based on the following votes:

For	Against	Abstain	Broker Non-Votes
19,636,085	43,194	49,370	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNLOGIC, INC.

Date: June 5, 2019	By:	/s/ Todd Shegog
	Name:	Todd Shegog
	Title:	Chief Financial Officer